                                                                    EXHIBIT 23.2

                                  CONSENT OF
               EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.



  We hereby consent to the reference to Emens, Kegler, Brown, Hill & Ritter Co., L.P.A., appearing under the headings "Certain Federal Tax Consequences" and "Legal Matters", in the Registration Statement and in any and all amendments thereto and the Prospectus of the Company relating to the exchange of Common Stock and Warrants of Benton Oil and Gas Company for the partnership interests of Benton Oil & Gas Combination Partnership 1989-1 L.P., Benton Oil & Gas Combination Partnership 1990-1 L.P., and Benton Oil & Gas Combination Partnership 1991-1 L.P. pursuant to the terms set forth in the Registration Statement.

                               Very truly yours,

                               EMENS, KEGLER, BROWN, HILL & RITTER CO., L.P.A.

                               By:  /s/ Jack A. Bjerke
                                  --------------------------------------------
                                    Jack A. Bjerke, Vice President

                               Dated:  July 24, 1995